SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC  20549


                                     FORM 8-K

                              Current Report Pursuant
                           to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                         Date of Report: December 19, 2001


                           LEAPFROG SMART PRODUCTS, INC.
              (Exact Name of Registrant as Specified in its Charter)


                                     COLORADO
                  (State or Other Jurisdiction of Incorporation)


               0-20786                                  84-1076959
       (Commission File Number)          (I.R.S. Employer Identification Number)



     1011 Maitland Center Commons,
           Maitland, Florida                              32751
(Address of Principal Executive Offices)                (Zip Code)



                                 (407) 838-0400
              (Registrant's Telephone Number, Including Area Code)


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INFORMATION INCLUDED IN THIS REPORT


ITEMS 1 THROUGH 4, 6 THROUGH 9 NOT APPLICABLE.


ITEM 5.  OTHER EVENTS AND OTHER REGULATION FD DISCLOSURE

Leapfrog Smart Products, Inc. announces that it has reached a provisional settlement with Real Provencher, former President and CEO of Albara Corporation.

The settlement has certain performance conditions on each party, which are expected to be concluded by February 2002. The case, Leapfrog Smart Products, Inc. v. Real Provencher in the United States District Court for the Southern District of Texas Houston Division, case #H-00-2575, had been pending since August 2000. The cases were dismissed with prejudice by all parties.

Details of the settlement will be released as the agreed-upon conditions are met by the Parties.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


LEAPFROG SMART PRODUCTS, INC.


                                           Randall Schrader


DATE:  December 19, 2001                   By:   /s/ Randall Schrader
                                           Name: Randall Schrader
                                           Title: Chief Executive Officer